Fourth Quarter 2022 Results
•Net income of $83 million, or $0.38 per common share
•Operating net income of $99 million, or $0.46 per common share[1]
•Loan balances increased $648 million or 2.5%
•Deposit balances increased $249 million or 0.9%
•Net interest margin increased 13 basis points to 4.01%

00

UMPQUA REPORTS FOURTH QUARTER AND FULL-YEAR 2022 RESULTS
$0.38	$83	13.53%	13.7%
4Q22 Net earnings per diluted common share	4Q22 Net income ($ in millions)	4Q22 Return on avg tangible common equity ("ROATCE")[1]	Total risk-based capital ratio (estimated)
0

CEO Commentary
“Continued growth, outstanding credit quality, and net interest margin expansion again characterize Umpqua’s quarterly results and round out what has been an exceptional year for the bank,” said Cort O’Haver, President and CEO. “As we look forward to our upcoming merger with Columbia Banking System, which we expect to close on February 28, 2023, I want to thank our teams for their tireless efforts over the past 15 months. Umpqua associates' support of each other and dedicated focus on relationship banking with our customers and within our communities is evidenced by our ability to profitably grow the bank while simultaneously planning for our transformational combination with Columbia.”

–Cort O’Haver, President and CEO of Umpqua Holdings Corporation

4Q22 HIGHLIGHTS (COMPARED TO 3Q22)

Net Interest Income and NIM	•Net interest income increased by $18 million or 6% on a quarter-to-quarter basis due to the favorable impact of rising interest rates and higher average earning asset balances.
•Net interest margin was 4.01%, up 13 basis points from the prior quarter. Total deposit costs were 46 basis points for the quarterly average and 66 basis points on December 31, 2022, compared to 22 basis points on September 30, 2022.

Non-Interest Income and Expense
•Non-interest income increased by $5.4 million as a smaller loss related to the impact of interest rates on fair value accounting and hedges was partially offset by lower residential mortgage gain-on-sale income.

•Non-interest expense increased by $17 million due primarily to higher merger-related expenses and a $4.9 million accrual for state and local business taxes captured in other expenses that is not expect to repeat in future quarters.

Credit Quality	•Net charge-offs were 0.19% of average loans and leases (annualized) and centered in the FinPac portfolio.
•Provision expense of $33 million compares to $28 million for the prior quarter.
•Non-performing assets to total assets was 0.18% compared to 0.16% at September 30, 2022.

Capital	•Estimated total risk-based capital ratio of 13.7% and estimated tier 1 risk-based capital ratio of 11.0%.
•Declared a quarterly cash dividend of $0.21 per common share on January 11, 2023, payable February 6, 2023, to holders of record as of January 23, 2023.

Notable items	•Set an expected merger closing date of February 28, 2023 after the close of business, subject to the satisfaction of closing conditions.
•Structural adjustments within the mortgage banking segment continued as additional changes were announced in January, inclusive of further staff reductions.

4Q22 KEY FINANCIAL DATA

PERFORMANCE METRICS		4Q22		3Q22		4Q21
Return on average assets		1.04%		1.09%		1.13%
Return on average tangible common equity[1]		13.53%		13.02%		12.94%
Operating return on average assets[1]		1.24%		1.33%		1.23%
Operating return on average tangible common equity[1]		16.18%		15.90%		14.03%
Net interest margin		4.01%		3.88%		3.15%
Efficiency ratio		57.24%		56.07%		63.10%
Loan to deposit ratio		96.64%		95.12%		84.80%

INCOME STATEMENT ($ in 000s, excl. per share data)		4Q22		3Q22		4Q21
Net interest income		$305,479		$287,604		$233,379
Provision (recapture) for credit losses		$32,948		$27,572		($736)
Non-interest income		$34,879		$29,445		$82,738
Non-interest expense		$194,982		$177,964		$199,711
Pre-provision net revenue[1]		$145,376		$139,085		$116,406
Operating pre-provision net revenue[1]		$167,094		$163,793		$122,633
Earnings per common share - diluted		$0.38		$0.39		$0.41
Operating earnings per common share - diluted[1]		$0.46		$0.47		$0.44
Dividends paid per share		$0.21		$0.21		$0.21

BALANCE SHEET		4Q22		3Q22		4Q21
Total assets	$31.8	B	$31.5	B	$30.6	B
Loans and leases	$26.2	B	$25.5	B	$22.6	B
Total deposits	$27.1	B	$26.8	B	$26.6	B
Book value per common share		$11.42		$11.14		$12.69
Tangible book value per share		$11.40		$11.11		$12.65
Tangible book value per share, ex AOCI[1]		$13.37		$13.18		$12.64
Umpqua Holdings Corporation Investor Contact:
Jacquelynne "Jacque" Bohlen, SVP/Investor Relations Director, 503-727-4117, jacquebohlen@umpquabank.com
¹ "Non-GAAP" financial measure. See GAAP to Non-GAAP Reconciliation for the comparable GAAP measurement

Umpqua Reports Fourth Quarter and Full-Year 2022 Results
January 23, 2023

Balance Sheet
Total consolidated assets were $31.8 billion as of December 31, 2022, compared to $31.5 billion as of September 30, 2022 and $30.6 billion as of December 31, 2021. Including secured off-balance sheet lines of credit, total available liquidity was $12.0 billion as of December 31, 2022, representing 38% of total assets and 44% of total deposits.

Gross loans and leases were $26.2 billion as of December 31, 2022, an increase of $648 million from $25.5 billion as of September 30, 2022. The majority of loan categories and business lines contributed to the quarter's net expansion, and new loans added to the portfolio during the fourth quarter have similar underwriting characteristics to existing loan categories, as our Q4 2022 Earnings Presentation details.

Total deposits were $27.1 billion as of December 31, 2022, an increase of $249 million from $26.8 billion as of September 30, 2022. The rising interest rate environment and the impact of inflationary pressures on customer spending contributed to a decline in non-interest bearing demand balances during the quarter that was offset by higher time balances. Brokered balances account for approximately 60% of the quarter's growth in time balances.

Net Interest Income
Net interest income was $305 million for the fourth quarter of 2022, up $18 million from the prior quarter. The increase reflects the favorable impact of higher interest rates on our asset sensitive balance sheet and higher average earning asset balances relative to the prior quarter.

The Company’s net interest margin was 4.01% for the fourth quarter of 2022, up 13 basis points from 3.88% for the third quarter of 2022. The increase is primarily attributable to higher earning asset yields that outpaced the rising cost of interest-bearing liabilities. The cost of interest-bearing deposits increased to 0.77% for the fourth quarter of 2022 compared to 0.23% for the third quarter of 2022, and it was 1.07% on December 31, 2022 compared to 0.38% on September 30, 2022. Please refer to the Q4 2022 Earnings Presentation available on our website for additional net interest margin change details and interest rate sensitivity information.

Credit Quality
The allowance for credit losses was $315 million, or 1.21% of loans and leases, as of December 31, 2022, compared to $295 million, or 1.16% of loans and leases, as of September 30, 2022. The provision for credit losses of $33 million for the fourth quarter of 2022 compares to a provision of $28 million for the third quarter of 2022. The current quarter's provision reflects allowance requirements for changes between the August 2022 and November 2022 economic forecasts used in credit models, which contributed to the quarter's expense; loan portfolio mix changes and performance; and new loan generation. Please refer to the Q4 2022 Earnings Presentation available on our website for additional details related to the allowance for credit losses.

Net charge-offs were 0.19% of average loans and leases (annualized) for the fourth quarter of 2022, compared to 0.11% for the third quarter of 2022. The FinPac portfolio drove the linked-quarter increase in charge-offs as activity has begun to approach normalized levels after several quarters below its historical average. Excluding FinPac, net charge-offs were 0.01% for the fourth quarter of 2022. As of December 31, 2022, non-performing assets were 0.18% of total assets, compared to 0.16% as of September 30, 2022 and 0.17% as of December 31, 2021.

Non-interest Income
Non-interest income was $35 million for the fourth quarter of 2022, up $5.4 million from the prior quarter. The increase was driven by a lower adverse impact from interest rate-related adjustments as a net fair value loss of $8.1 million in the fourth quarter related to cumulative fair value adjustments and MSR hedging activity compares to a net fair value loss of $23 million in the third quarter. The favorable variance was partially offset by lower income from the origination and sale of mortgages.

As detailed in our segment and non-GAAP disclosures, non-interest income for the Core Banking segment includes a fair value gain of $2.1 million for the fourth quarter of 2022 compared to a $25 million fair value loss in the third quarter of 2022. Interest rate changes drive fair value adjustments for equity securities, swap derivatives, and loans carried at fair value. The modest decline in long-term interest rates experienced during the fourth quarter compares to the larger increase in the prior quarter, with the difference in the trajectory and magnitude of the changes

Umpqua Reports Fourth Quarter and Full-Year 2022 Results
January 23, 2023

accounting for the $27 million linked-quarter variance in fair value adjustments, which is captured in other income. Please refer to the Q4 2022 Earnings Presentation for additional details related to other non-interest income.

Revenue from the origination and sale of residential mortgages was $4.3 million for the fourth quarter of 2022 compared to $10.5 million for the prior quarter. The linked-quarter decline reflects a sequential quarter decrease of $180 million or 45% in for-sale mortgage origination volume and a decline in the home lending gain on sale margin to 1.96% for the fourth quarter of 2022 compared to 2.65% for the prior quarter. Of the current quarter’s mortgage production, 89% related to purchase activity, compared to 92% for the prior quarter and 54% for the same period in the prior year. In the fourth quarter of 2022, we recorded a net write down of the MSR asset of $15 million, which includes a $10 million fair value loss related to model inputs. We correspondingly recorded a $0.3 million loss during the quarter related to the MSR hedges put in place in mid-August 2022. An increase in the expected cost of escrow deposits, which is not hedged, was the primary driver of the quarter's decline in the MSR asset value due to model inputs.

Non-interest Expense
Non-interest expense was $195 million for the fourth quarter of 2022, an increase of $17 million from the prior quarter level. The current quarter includes $11.6 million in merger-related expenses, $2.0 million in exit and disposal costs related to store consolidations and back-office lease exits, and a $4.9 million accrual for state and local business taxes captured in other expenses that is not expect to repeat in future quarters. Please refer to the Q4 2022 Earnings Presentation for quarterly expense change details.

Capital
As of December 31, 2022, the Company’s tangible book value per common share1 was $11.40, which compares to $11.11 at September 30, 2022 and $12.65 at December 31, 2021. While rising interest rates drove a decline in the fair value of available-for-sale investment securities and an increase in the fair value of junior subordinated debt between year-end 2021 and year-end 2022, a modest decrease in interest rates during the fourth quarter contributed to a slight reversal of these trends and the linked-quarter increase in tangible book value. These fair value change impacts are captured in accumulated other comprehensive (loss) income ("AOCI"), which was $(427) million at December 31, 2022, compared to $(450) million at September 30, 2022 and $1.8 million at December 31, 2021. Excluding AOCI, tangible book1 of $13.37 at December 31, 2022 compares to $13.18 and $12.64 for the linked-quarter and year-ago periods, respectively.

AOCI has no effect on our regulatory capital ratios as the Company opted to exclude it from our common equity tier 1 capital calculations. The Company’s estimated total risk-based capital ratio was 13.7% and its estimated tier 1 risk-based capital ratio was 11.0% as of December 31, 2022. The Company remains above current “well-capitalized” regulatory minimums. The regulatory capital ratios as of December 31, 2022 are estimates, pending completion and filing of the Company’s regulatory reports.

Segment Disclosures
Segment disclosures on pages 18-20 of this press release provide additional detail on the Company's two operating segments: Core Banking and Mortgage Banking.

The Core Banking segment includes all lines of business, except Mortgage Banking, including commercial, retail, and private banking, as well as the operations, technology, and administrative functions of the Bank and Holding Company. The Mortgage Banking segment includes the revenue earned from the production and sale of residential real estate loans, the servicing income from our serviced loan portfolio, the quarterly changes to the MSR asset, the quarterly changes in the MSR hedge, and the specific expenses that are related to mortgage banking activities including variable commission expenses. Revenue and associated expenses related to residential real estate loans held for investment are included in the Core Banking segment as portfolio loans are primarily originated through the Bank's retail consumer (store) and private banking channels. Management periodically updates the allocation methods and assumptions within the current segment structure.

1 "Non-GAAP" financial measure. A reconciliation to the comparable GAAP measurement is provided on page 4

Umpqua Reports Fourth Quarter and Full-Year 2022 Results
January 23, 2023

Earnings Conference Call Information
The Company will host its fourth quarter 2022 earnings conference call on January 24, 2023, at 10:00 a.m. PT (1:00 p.m. ET). During the call, the Company will provide an update on recent activities and discuss its fourth quarter 2022 financial results. Participants may register for the call using the below link to receive dial-in details and their own unique PINs or join the audiocast. It is recommended you join 10 minutes prior to the start time.

Register for the call: https://register.vevent.com/register/BIe0ddbff7399e4e01aaf5599b227fe00d
Join the audiocast: https://edge.media-server.com/mmc/p/tvpg2iae
Access the replay through the Company's investor relations page: https://www.umpquabank.com/investor-relations/

About Umpqua Holdings Corporation
Umpqua Holdings Corporation (Nasdaq: UMPQ), headquartered in Lake Oswego, Oregon, is the parent company of Umpqua Bank, an Oregon-based regional bank that operates in Oregon, Washington, California, Idaho, Nevada, Arizona, and Colorado. Umpqua Bank has been recognized for its innovative customer experience and banking strategy by national publications including The Wall Street Journal, The New York Times, BusinessWeek, Fast Company and CNBC. The company was named #1 in Customer Satisfaction for the Northwest Region in the J.D. Power 2021 U.S. Retail Banking Satisfaction StudySM, and Forbes consistently ranks Umpqua as one of America’s Best Banks. The Portland Business Journal has also recognized Umpqua as the Most Admired Financial Services Company in Oregon for 18 consecutive years. In addition to its retail and commercial banking presence, Umpqua Bank owns Financial Pacific Leasing, Inc., a nationally recognized commercial finance company that provides equipment leases to businesses. For more information, visit umpquabank.com.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the "Safe-Harbor" provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to various risk factors, including those set forth from time to time in our filings with the SEC. You should not place undue reliance on forward-looking statements and we undertake no obligation to update any such statements. Forward-looking statements can be identified by words such as "anticipates," "intends," "plans," "seeks," "believes," "estimates," "expects," "target," "projects," "outlook," "forecast," "will," "may," "could," "should," "can" and similar references to future periods. In this press release we make forward-looking statements about the closing of our pending merger with Columbia Banking System, Inc. and strategic and growth initiatives. Risks that could cause results to differ from forward-looking statements we make are set forth in our filings with the SEC and include, without limitation: current and future economic and market conditions, including the effects of declines in housing and commercial real estate prices, high unemployment rates, inflation and any slowdown in economic growth particularly in the western United States; the effect of the COVID-19 pandemic, including on our credit quality and business operations, as well as its impact on general economic and financial market conditions; economic forecast variables that are either materially worse or better than end of quarter projections and deterioration in the economy that exceeds current consensus estimates; our ability to effectively manage problem credits; our ability to successfully implement efficiency and operational excellence initiatives; our ability to successfully develop and market new products and technology; changes in laws or regulations; the ability to complete, or any delays in completing, the proposed transaction between us and Columbia Banking System, Inc.; any failure to realize the anticipated benefits of the transaction when expected or at all; certain restrictions during the pendency of the proposed transaction that may impact our ability to pursue certain business opportunities or strategic transactions; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events, diversion of management’s attention from ongoing business operations and opportunities; and potential adverse reactions or changes to business or employee relationships, including those resulting from the completion of the transaction and integration of the companies. We also caution that the amount and timing of any future common stock dividends or repurchases will depend on the earnings, cash requirements and financial condition of the Company, market conditions, capital requirements, applicable law and regulations (including federal securities laws and federal banking regulations), and other factors deemed relevant by the Company's Board of Directors, and may be subject to regulatory approval or conditions.

Umpqua Reports Fourth Quarter and Full-Year 2022 Results
January 23, 2023

Umpqua Reports Fourth Quarter and Full-Year 2022 Results
January 23, 2023

Umpqua Holdings Corporation
Consolidated Statements of Operations
(Unaudited)

	Quarter Ended					% Change
(In thousands, except per share data)	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Seq. Quarter	Year over Year
Interest income:
Loans and leases	$322,350	$278,830	$234,674	$214,404	$221,501	16%	46%
Interest and dividends on investments:
Taxable	18,108	18,175	17,256	18,725	16,566	—%	9%
Exempt from federal income tax	1,288	1,322	1,369	1,372	1,456	(3)%	(12)%
Dividends	182	86	84	86	102	112%	78%
Temporary investments and interest bearing deposits	10,319	5,115	2,919	1,353	1,229	102%	nm
Total interest income	352,247	303,528	256,302	235,940	240,854	16%	46%
Interest expense:
Deposits	31,174	9,090	4,015	3,916	4,357	243%	nm
Securities sold under agreement to repurchase and federal funds purchased	323	545	66	63	48	(41)%	nm
Borrowings	8,023	798	50	49	51	nm	nm
Junior subordinated debentures	7,248	5,491	4,001	3,149	3,019	32%	140%
Total interest expense	46,768	15,924	8,132	7,177	7,475	194%	nm
Net interest income	305,479	287,604	248,170	228,763	233,379	6%	31%
Provision (recapture) for credit losses	32,948	27,572	18,692	4,804	(736)	19%	nm
Non-interest income:
Service charges on deposits	12,139	12,632	12,011	11,583	11,188	(4)%	9%
Card-based fees	9,017	9,115	10,530	8,708	9,355	(1)%	(4)%
Brokerage revenue	25	27	27	11	31	(7)%	(19)%
Residential mortgage banking (loss) revenue, net	(1,812)	17,341	30,544	60,786	43,185	(110)%	(104)%
Gain on sale of debt securities, net	—	—	—	2	4	nm	(100)%
Gain (loss) on equity securities, net	284	(2,647)	(2,075)	(2,661)	(466)	nm	nm
Gain on loan and lease sales, net	1,531	1,525	1,303	2,337	4,816	—%	(68)%
BOLI income	2,033	2,023	2,110	2,087	2,101	—%	(3)%
Other income (loss)	11,662	(10,571)	785	(2,884)	12,524	nm	(7)%
Total non-interest income	34,879	29,445	55,235	79,969	82,738	18%	(58)%
Non-interest expense:
Salaries and employee benefits	107,982	109,164	110,942	113,138	117,477	(1)%	(8)%
Occupancy and equipment, net	34,021	35,042	34,559	34,829	34,310	(3)%	(1)%
Intangible amortization	1,019	1,025	1,026	1,025	1,130	(1)%	(10)%
FDIC assessments	3,487	3,007	2,954	4,516	2,896	16%	20%
Merger related expenses	11,637	769	2,672	2,278	15,183	nm	(23)%
Other expenses	36,836	28,957	27,421	26,644	28,715	27%	28%
Total non-interest expense	194,982	177,964	179,574	182,430	199,711	10%	(2)%
Income before provision for income taxes	112,428	111,513	105,139	121,498	117,142	1%	(4)%
Provision for income taxes	29,464	27,473	26,548	30,341	28,788	7%	2%
Net income	$82,964	$84,040	$78,591	$91,157	$88,354	(1)%	(6)%

Weighted average basic shares outstanding	217,054	217,051	217,030	216,782	216,624	—%	—%
Weighted average diluted shares outstanding	217,566	217,386	217,279	217,392	217,356	—%	—%
Earnings per common share – basic	$0.38	$0.39	$0.36	$0.42	$0.41	(3)%	(7)%
Earnings per common share – diluted	$0.38	$0.39	$0.36	$0.42	$0.41	(3)%	(7)%

nm = not meaningful

Umpqua Reports Fourth Quarter and Full-Year 2022 Results
January 23, 2023

Umpqua Holdings Corporation
Consolidated Statements of Operations
(Unaudited)

	Year Ended		% Change
(In thousands, except per share data)	Dec 31, 2022	Dec 31, 2021	Year over Year
Interest income:
Loans and leases	$1,050,258	$890,515	18%
Interest and dividends on investments:
Taxable	72,264	60,399	20%
Exempt from federal income tax	5,351	5,947	(10)%
Dividends	438	1,318	(67)%
Temporary investments and interest bearing deposits	19,706	3,864	410%
Total interest income	1,148,017	962,043	19%
Interest expense:
Deposits	48,195	27,151	78%
Securities sold under agreement to repurchase and federal funds purchased	997	280	256%
Borrowings	8,920	2,838	214%
Junior subordinated debentures	19,889	12,127	64%
Total interest expense	78,001	42,396	84%
Net interest income	1,070,016	919,647	16%
Provision (recapture) for credit losses	84,016	(42,651)	nm
Non-interest income:
Service charges on deposits	48,365	42,086	15%
Card-based fees	37,370	36,114	3%
Brokerage revenue	90	5,112	(98)%
Residential mortgage banking revenue, net	106,859	186,811	(43)%
Gain on sale of debt securities, net	2	8	(75)%
Loss on equity securities, net	(7,099)	(1,511)	370%
Gain on loan and lease sales, net	6,696	15,715	(57)%
BOLI income	8,253	8,302	(1)%
Other (loss) income	(1,008)	63,681	(102)%
Total non-interest income	199,528	356,318	(44)%
Non-interest expense:
Salaries and employee benefits	441,226	480,820	(8)%
Occupancy and equipment, net	138,451	137,546	1%
Intangible amortization	4,095	4,520	(9)%
FDIC assessments	13,964	9,238	51%
Merger related expenses	17,356	15,183	14%
Other expenses	119,858	113,149	6%
Total non-interest expense	734,950	760,456	(3)%
Income before provision for income taxes	450,578	558,160	(19)%
Provision for income taxes	113,826	137,860	(17)%
Net income	$336,752	$420,300	(20)%

Weighted average basic shares outstanding	216,980	219,032	(1)%
Weighted average diluted shares outstanding	217,403	219,581	(1)%
Earnings per common share – basic	$1.55	$1.92	(19)%
Earnings per common share – diluted	$1.55	$1.91	(19)%

nm = not meaningful

Umpqua Reports Fourth Quarter and Full-Year 2022 Results
January 23, 2023

Umpqua Holdings Corporation Consolidated Balance Sheets
(Unaudited)

						% Change
(In thousands, except per share data)	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Seq. Quarter	Year over Year
Assets:
Cash and due from banks	$327,313	$321,447	$315,348	$307,144	$222,015	2%	47%
Interest bearing cash and temporary investments	967,330	1,232,412	687,233	2,358,292	2,539,606	(22)%	(62)%
Investment securities:
Equity and other, at fair value	72,959	72,277	75,347	78,966	81,214	1%	(10)%
Available for sale, at fair value	3,196,166	3,136,391	3,416,707	3,638,080	3,870,435	2%	(17)%
Held to maturity, at amortized cost	2,476	2,547	2,637	2,700	2,744	(3)%	(10)%
Loans held for sale	71,647	148,275	228,889	309,946	353,105	(52)%	(80)%
Loans and leases	26,155,981	25,507,951	24,432,678	22,975,761	22,553,180	3%	16%
Allowance for credit losses on loans and leases	(301,135)	(283,065)	(261,111)	(248,564)	(248,412)	6%	21%
Net loans and leases	25,854,846	25,224,886	24,171,567	22,727,197	22,304,768	2%	16%
Restricted equity securities	47,144	40,993	10,867	10,889	10,916	15%	332%
Premises and equipment, net	176,016	165,305	165,196	167,369	171,125	6%	3%
Operating lease right-of-use assets	78,598	81,729	87,249	87,333	82,366	(4)%	(5)%
Other intangible assets, net	4,745	5,764	6,789	7,815	8,840	(18)%	(46)%
Residential mortgage servicing rights, at fair value	185,017	196,177	179,558	165,807	123,615	(6)%	50%
Bank owned life insurance	331,759	329,699	328,764	328,040	327,745	1%	1%
Deferred tax asset, net	132,823	128,120	70,134	39,051	—	4%	nm
Other assets	399,800	385,938	389,409	408,497	542,442	4%	(26)%
Total assets	$31,848,639	$31,471,960	$30,135,694	$30,637,126	$30,640,936	1%	4%
Liabilities:
Deposits	$27,065,612	$26,817,107	$26,132,423	$26,699,587	$26,594,685	1%	2%
Securities sold under agreements to repurchase	308,769	383,569	527,961	499,539	492,247	(20)%	(37)%
Borrowings	906,175	756,214	6,252	6,290	6,329	20%	nm
Junior subordinated debentures, at fair value	323,639	325,744	321,268	305,719	293,081	(1)%	10%
Junior subordinated debentures, at amortized cost	87,813	87,870	87,927	87,984	88,041	—%	—%
Operating lease liabilities	91,694	95,512	101,352	101,732	95,427	(4)%	(4)%
Deferred tax liability, net	—	—	—	—	4,353	nm	(100)%
Other liabilities	585,111	588,430	440,235	328,677	317,503	(1)%	84%
Total liabilities	29,368,813	29,054,446	27,617,418	28,029,528	27,891,666	1%	5%
Shareholders' equity:
Common stock	3,450,493	3,448,007	3,445,531	3,443,266	3,444,849	—%	—%
Accumulated deficit	(543,803)	(580,933)	(619,108)	(651,912)	(697,338)	(6)%	(22)%
Accumulated other comprehensive (loss) income	(426,864)	(449,560)	(308,147)	(183,756)	1,759	(5)%	nm
Total shareholders' equity	2,479,826	2,417,514	2,518,276	2,607,598	2,749,270	3%	(10)%
Total liabilities and shareholders' equity	$31,848,639	$31,471,960	$30,135,694	$30,637,126	$30,640,936	1%	4%

Common shares outstanding at period end	217,054	217,053	217,049	216,967	216,626	—%	—%
Book value per common share	$11.42	$11.14	$11.60	$12.02	$12.69	3%	(10)%
Tangible book value per common share (1)	$11.40	$11.11	$11.57	$11.98	$12.65	3%	(10)%
Tangible equity - common (1)	$2,475,081	$2,411,750	$2,511,487	$2,599,783	$2,740,430	3%	(10)%
Tangible common equity to tangible assets (1)	7.77%	7.66%	8.34%	8.49%	8.95%	0.11	(1.18)
nm = not meaningful
(1) See GAAP to Non-GAAP Reconciliation.

Umpqua Reports Fourth Quarter and Full-Year 2022 Results
January 23, 2023

Umpqua Holdings Corporation
Financial Highlights
(Unaudited)
	Quarter Ended					% Change
	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Seq. Quarter	Year over Year
Per Common Share Data:
Dividends	$0.21	$0.21	$0.21	$0.21	$0.21	0%	0%
Book value	$11.42	$11.14	$11.60	$12.02	$12.69	3%	(10)%
Tangible book value (1)	$11.40	$11.11	$11.57	$11.98	$12.65	3%	(10)%
Tangible book value, ex accumulated other comprehensive income (1)	$13.37	$13.18	$12.99	$12.83	$12.64	1%	6%

Performance Ratios:
Efficiency ratio	57.24%	56.07%	59.12%	59.02%	63.10%	1.17	(5.86)
Pre-provision net revenue (PPNR) ROAA (1)	1.82%	1.80%	1.64%	1.67%	1.50%	0.02	0.32
Return on average assets (ROAA)	1.04%	1.09%	1.04%	1.21%	1.13%	(0.05)	(0.09)
Return on average common equity	13.50%	12.99%	12.20%	13.62%	12.90%	0.51	0.60
Return on average tangible common equity (1)	13.53%	13.02%	12.23%	13.66%	12.94%	0.51	0.59

Performance Ratios - Operating: (1)
Operating efficiency ratio (1)	52.01%	51.72%	58.27%	62.02%	59.61%	0.29	(7.60)
Operating PPNR return on average assets (1)	2.10%	2.12%	1.66%	1.43%	1.58%	(0.02)	0.52
Operating return on average assets (1)	1.24%	1.33%	1.06%	1.03%	1.23%	(0.09)	0.01
Operating return on average common equity (1)	16.14%	15.86%	12.46%	11.58%	13.98%	0.28	2.16
Operating return on average tangible common equity (1)	16.18%	15.90%	12.49%	11.62%	14.03%	0.28	2.15

Average Balance Sheet Yields, Rates, & Ratios:
Yield on loans and leases	4.92%	4.41%	3.94%	3.79%	3.94%	0.51	0.98
Yield on earning assets (2)	4.62%	4.10%	3.53%	3.24%	3.25%	0.52	1.37
Cost of interest bearing deposits	0.77%	0.23%	0.11%	0.10%	0.11%	0.54	0.66
Cost of interest bearing liabilities	1.05%	0.39%	0.20%	0.18%	0.18%	0.66	0.87
Cost of total deposits	0.46%	0.14%	0.06%	0.06%	0.06%	0.32	0.40
Cost of total funding (3)	0.65%	0.23%	0.12%	0.11%	0.11%	0.42	0.54
Net interest margin (2)	4.01%	3.88%	3.41%	3.14%	3.15%	0.13	0.86
Average interest bearing cash / Average interest earning assets	3.62%	3.04%	5.71%	8.92%	10.78%	0.58	(7.16)
Average loans and leases / Average interest earning assets	85.32%	84.54%	80.91%	76.85%	74.70%	0.78	10.62
Average loans and leases / Average total deposits	95.85%	93.55%	89.23%	84.77%	82.12%	2.30	13.73
Average non-interest bearing deposits / Average total deposits	40.30%	42.29%	42.00%	41.35%	41.69%	(1.99)	(1.39)
Average total deposits / Average total funding (3)	94.52%	96.34%	96.66%	96.82%	96.84%	(1.82)	(2.32)

Select Credit & Capital Ratios:
Non-performing loans and leases to total loans and leases	0.22%	0.20%	0.18%	0.18%	0.23%	0.02	(0.01)
Non-performing assets to total assets	0.18%	0.16%	0.15%	0.14%	0.17%	0.02	0.01
Allowance for credit losses to loans and leases	1.21%	1.16%	1.12%	1.14%	1.16%	0.05	0.05
Total risk-based capital ratio (4)	13.7%	13.2%	13.5%	14.0%	14.3%	0.50	(0.60)
Common equity tier 1 risk-based capital ratio (4)	11.0%	10.7%	11.0%	11.4%	11.6%	0.30	(0.60)

(1) See GAAP to Non-GAAP Reconciliation.
(2) Tax exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate.
(3) Total funding = Total deposits + Total borrowings.
(4) Estimated holding company ratios.

Umpqua Reports Fourth Quarter and Full-Year 2022 Results
January 23, 2023

Umpqua Holding Corporation
Financial Highlights
(Unaudited)
	Year Ended		% Change
	Dec 31, 2022	Dec 31, 2021	Year over Year
Per Common Share Data:
Dividends	$0.84	$0.84	—%

Performance Ratios:
Efficiency ratio	57.83%	59.53%	(1.70)
Pre-provision net revenue (PPNR) ROAA (1)	1.73%	1.70%	0.03
Return on average assets (ROAA)	1.09%	1.39%	(0.30)
Return on average common equity	13.07%	15.56%	(2.49)
Return on average tangible common equity (1)	13.11%	15.63%	(2.52)

Performance Ratios - Operating: (1)
Operating efficiency ratio (1)	55.66%	58.30%	(2.64)
Operating PPNR return on average assets (1)	1.83%	1.73%	0.10
Operating return on average assets (1)	1.17%	1.41%	(0.24)
Operating return on average common equity (1)	13.97%	15.86%	(1.89)
Operating return on average tangible common equity (1)	14.00%	15.93%	(1.93)

Average Balance Sheet Yields, Rates, & Ratios:
Yield on loans and leases	4.29%	3.99%	0.30
Yield on earning assets (2)	3.88%	3.33%	0.55
Cost of interest bearing deposits	0.31%	0.18%	0.13
Cost of interest bearing liabilities	0.47%	0.26%	0.21
Cost of total deposits	0.18%	0.10%	0.08
Cost of total funding (3)	0.28%	0.16%	0.12
Net interest margin (2)	3.62%	3.18%	0.44
Average interest bearing cash / Average interest earning assets	5.28%	10.15%	(4.87)
Average loans and leases / Average interest earning assets	81.96%	75.78%	6.18
Average loans and leases / Average total deposits	90.91%	83.77%	7.14
Average non-interest bearing deposits / Average total deposits	41.48%	40.76%	0.72
Average total deposits / Average total funding (3)	96.06%	96.25%	(0.19)

(1) See GAAP to Non-GAAP Reconciliation.
(2) Tax exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate.
(3) Total funding = Total deposits + Total borrowings.

Umpqua Reports Fourth Quarter and Full-Year 2022 Results
January 23, 2023

Umpqua Holdings Corporation
Loan & Lease Portfolio
(Unaudited)

	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	% Change
(Dollars in thousands)	Amount	Amount	Amount	Amount	Amount	Seq. Quarter	Year over Year
Loans and leases:
Commercial real estate:
Non-owner occupied term, net	$3,894,840	$3,846,426	$3,798,242	$3,884,784	$3,786,887	1%	3%
Owner occupied term, net	2,567,761	2,549,761	2,497,553	2,327,899	2,332,422	1%	10%
Multifamily, net	5,285,791	5,090,661	4,768,273	4,323,633	4,051,202	4%	30%
Construction & development, net	1,077,346	1,036,931	1,017,297	940,286	890,338	4%	21%
Residential development, net	200,838	205,935	194,909	195,308	206,990	(2)%	(3)%
Commercial:
Term, net (1)	3,029,547	3,003,424	2,904,861	2,772,206	3,008,473	1%	1%
Lines of credit & other, net	960,054	914,507	920,604	871,483	910,733	5%	5%
Leases & equipment finance, net	1,706,172	1,669,817	1,576,144	1,484,252	1,467,676	2%	16%
Residential:
Mortgage, net	5,647,035	5,470,624	5,168,457	4,748,266	4,517,266	3%	25%
Home equity loans & lines, net	1,631,965	1,565,094	1,415,722	1,250,702	1,197,170	4%	36%
Consumer & other, net	154,632	154,771	170,616	176,942	184,023	—%	(16)%
Total loans and leases, net of deferred fees and costs	$26,155,981	$25,507,951	$24,432,678	$22,975,761	$22,553,180	3%	16%

(1)The Bank participated in the Paycheck Protection Program to originate SBA loans designated to help businesses maintain their workforce and cover other working capital needs during the COVID-19 pandemic. The Commercial Term loans in the table above include the following net PPP loan balances:

Net PPP loan balance	$24,420	$37,949	$101,554	$172,790	$380,440	(36)%	(94)%

Loan and leases mix:
Commercial real estate:
Non-owner occupied term, net	15%	15%	15%	17%	17%
Owner occupied term, net	10%	10%	10%	10%	10%
Multifamily, net	20%	20%	20%	19%	18%
Construction & development, net	4%	4%	4%	4%	4%
Residential development, net	1%	1%	1%	1%	1%
Commercial:
Term, net	12%	12%	12%	12%	13%
Lines of credit & other, net	4%	4%	4%	4%	4%
Leases & equipment finance, net	6%	6%	6%	6%	7%
Residential:
Mortgage, net	21%	21%	21%	21%	20%
Home equity loans & lines, net	6%	6%	6%	5%	5%
Consumer & other, net	1%	1%	1%	1%	1%
Total	100%	100%	100%	100%	100%

Umpqua Reports Fourth Quarter and Full-Year 2022 Results
January 23, 2023

Umpqua Holdings Corporation
Deposits by Type/Core Deposits
(Unaudited)

	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	% Change
(Dollars in thousands)	Amount	Amount	Amount	Amount	Amount	Seq. Quarter	Year over Year
Deposits:
Demand, non-interest bearing	$10,288,849	$11,246,358	$11,129,209	$11,058,251	$11,023,724	(9)%	(7)%
Demand, interest bearing	4,080,469	3,903,746	3,723,650	3,955,329	3,774,937	5%	8%
Money market	7,721,011	7,601,506	7,284,641	7,572,581	7,611,718	2%	1%
Savings	2,265,052	2,455,917	2,446,876	2,429,073	2,375,723	(8)%	(5)%
Time	2,710,231	1,609,580	1,548,047	1,684,353	1,808,583	68%	50%
Total	$27,065,612	$26,817,107	$26,132,423	$26,699,587	$26,594,685	1%	2%

Total core deposits (1)	$25,616,010	$26,292,548	$25,619,500	$26,140,993	$25,964,358	(3)%	(1)%

Deposit mix:
Demand, non-interest bearing	38%	42%	43%	42%	41%
Demand, interest bearing	15%	15%	14%	15%	14%
Money market	29%	28%	28%	28%	29%
Savings	8%	9%	9%	9%	9%
Time	10%	6%	6%	6%	7%
Total	100%	100%	100%	100%	100%

Number of open accounts:
Demand, non-interest bearing	430,568	434,347	434,436	428,915	428,181
Demand, interest bearing	57,391	56,698	57,145	63,800	66,010
Money market	55,222	55,712	56,430	56,783	57,222
Savings	157,216	159,008	159,709	160,267	160,449
Time	37,424	32,202	32,103	34,127	35,665
Total	737,821	737,967	739,823	743,892	747,527

Average balance per account:
Demand, non-interest bearing	$23.9	$25.9	$25.6	$25.8	$25.7
Demand, interest bearing	71.1	68.9	65.2	62.0	57.2
Money market	139.8	136.4	129.1	133.4	133.0
Savings	14.4	15.4	15.3	15.2	14.8
Time	72.4	50.0	48.2	49.4	50.7
Total	$36.7	$36.3	$35.3	$35.9	$35.6

(1) Core deposits are defined as total deposits less time deposits greater than $250,000 and all brokered deposits.

Umpqua Reports Fourth Quarter and Full-Year 2022 Results
January 23, 2023

Umpqua Holdings Corporation
Credit Quality – Non-performing Assets
(Unaudited)
	Quarter Ended					% Change
(Dollars in thousands)	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Seq. Quarter	Year over Year
Non-performing assets:
Loans and leases on non-accrual status
Commercial real estate, net	$5,011	$5,403	$5,514	$5,950	$5,767	(7)%	(13)%
Commercial, net	25,691	18,652	12,645	12,415	13,098	38%	96%
Residential, net	—	—	—	—	—	nm	nm
Consumer & other, net	—	—	—	—	—	nm	nm
Total loans and leases on non-accrual status	30,702	24,055	18,159	18,365	18,865	28%	63%
Loans and leases past due 90+ days and accruing (1)
Commercial real estate, net	1	1	23	1	1	—%	—%
Commercial, net	7,909	5,143	3,311	8	4,160	54%	90%
Residential, net (1)	19,894	21,411	22,340	23,162	27,981	(7)%	(29)%
Consumer & other, net	134	152	196	111	194	(12)%	(31)%
Total loans and leases past due 90+ days and accruing (1)	27,938	26,707	25,870	23,282	32,336	5%	(14)%
Total non-performing loans and leases	58,640	50,762	44,029	41,647	51,201	16%	15%
Other real estate owned	203	—	1,868	1,868	1,868	nm	(89)%
Total non-performing assets	$58,843	$50,762	$45,897	$43,515	$53,069	16%	11%

Performing restructured loans and leases	$6,767	$7,076	$7,631	$8,405	$6,694	(4)%	1%
Loans and leases past due 31-89 days	$64,893	$53,538	$34,659	$42,409	$31,680	21%	105%
Loans and leases past due 31-89 days to total loans and leases	0.25%	0.21%	0.14%	0.18%	0.14%	0.04	0.11
Non-performing loans and leases to total loans and leases (1)	0.22%	0.20%	0.18%	0.18%	0.23%	0.02	(0.01)
Non-performing assets to total assets (1)	0.18%	0.16%	0.15%	0.14%	0.17%	0.02	0.01
nm = not meaningful

(1) Excludes certain mortgage loans guaranteed by Ginnie Mae, which Umpqua has the unilateral right to repurchase but has not done so, totaling $6.6 million, $1.0 million, and $356,000 at December 31, 2022, September 30, 2022, and June 30, 2022, respectively.

Umpqua Reports Fourth Quarter and Full-Year 2022 Results
January 23, 2023

Umpqua Holdings Corporation
Credit Quality – Allowance for Credit Losses
(Unaudited)
	Quarter Ended					% Change
(Dollars in thousands)	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Seq. Quarter	Year over Year
Allowance for credit losses on loans and leases (ACLLL)
Balance, beginning of period	$283,065	$261,111	$248,564	$248,412	$257,560	8%	10%
Provision (recapture) for credit losses on loans and leases	30,580	28,542	18,787	5,696	(1,751)	7%	nm
Charge-offs
Commercial real estate, net	(128)	—	(8)	—	(58)	nm	121%
Commercial, net	(14,721)	(9,459)	(9,035)	(7,858)	(10,197)	56%	44%
Residential, net	(53)	(4)	—	(167)	—	nm	nm
Consumer & other, net	(906)	(929)	(836)	(885)	(675)	(2)%	34%
Total charge-offs	(15,808)	(10,392)	(9,879)	(8,910)	(10,930)	52%	45%
Recoveries
Commercial real estate, net	163	123	73	25	56	33%	191%
Commercial, net	2,708	2,842	2,934	2,545	2,585	(5)%	5%
Residential, net	24	249	216	173	326	(90)%	(93)%
Consumer & other, net	403	590	416	623	566	(32)%	(29)%
Total recoveries	3,298	3,804	3,639	3,366	3,533	(13)%	(7)%
Net (charge-offs) recoveries
Commercial real estate, net	35	123	65	25	(2)	(72)%	nm
Commercial, net	(12,013)	(6,617)	(6,101)	(5,313)	(7,612)	82%	58%
Residential, net	(29)	245	216	6	326	(112)%	(109)%
Consumer & other, net	(503)	(339)	(420)	(262)	(109)	48%	361%
Total charge-offs	(12,510)	(6,588)	(6,240)	(5,544)	(7,397)	90%	69%
Balance, end of period	$301,135	$283,065	$261,111	$248,564	$248,412	6%	21%
Reserve for unfunded commitments
Balance, beginning of period	$11,853	$12,823	$12,918	$12,767	$11,752	(8)%	1%
Provision (recapture) for credit losses on unfunded commitments	2,368	(970)	(95)	151	1,015	nm	133%
Balance, end of period	14,221	11,853	12,823	12,918	12,767	20%	11%
Total Allowance for credit losses (ACL)	$315,356	$294,918	$273,934	$261,482	$261,179	7%	21%

Net charge-offs to average loans and leases (annualized)	0.19%	0.11%	0.11%	0.10%	0.13%	0.08	0.06
Recoveries to gross charge-offs	20.86%	36.61%	36.84%	37.78%	32.32%	(15.75)	(11.46)
ACLLL to loans and leases	1.15%	1.11%	1.07%	1.08%	1.10%	0.04	0.05
ACL to loans and leases	1.21%	1.16%	1.12%	1.14%	1.16%	0.05	0.05

Umpqua Reports Fourth Quarter and Full-Year 2022 Results
January 23, 2023

Umpqua Holdings Corporation
Credit Quality – Allowance for Credit Losses
(Unaudited)
	Year Ended		% Change
(Dollars in thousands)	Dec 31, 2022	Dec 31, 2021	Year over Year
Allowance for credit losses on loans and leases (ACLLL)
Balance, beginning of period	$248,412	$328,401	(24)%
Provision (recapture) for credit losses on loans and leases	83,605	(35,132)	nm
Charge-offs
Commercial real estate, net	(136)	(1,144)	(88)%
Commercial, net	(41,073)	(54,425)	(25)%
Residential, net	(224)	(70)	220%
Consumer & other, net	(3,556)	(3,658)	(3)%
Total charge-offs	(44,989)	(59,297)	(24)%
Recoveries
Commercial real estate, net	384	645	(40)%
Commercial, net	11,029	10,703	3%
Residential, net	662	924	(28)%
Consumer & other, net	2,032	2,168	(6)%
Total recoveries	14,107	14,440	(2)%
Net (charge-offs) recoveries
Commercial real estate, net	248	(499)	nm
Commercial, net	(30,044)	(43,722)	(31)%
Residential, net	438	854	(49)%
Consumer & other, net	(1,524)	(1,490)	2%
Total charge-offs	(30,882)	(44,857)	(31)%
Balance, end of period	$301,135	$248,412	21%
Reserve for unfunded commitments
Balance, beginning of period	$12,767	$20,286	(37)%
Provision (recapture) for credit losses on unfunded commitments	1,454	(7,519)	nm
Balance, end of period	14,221	12,767	11%
Total Allowance for credit losses (ACL)	$315,356	$261,179	21%

Net charge-offs to average loans and leases	0.13%	0.20%	(0.07)
Recoveries to gross charge-offs	31.36%	24.35%	7.01
nm = not meaningful

Umpqua Reports Fourth Quarter and Full-Year 2022 Results
January 23, 2023

Umpqua Holdings Corporation Average Rates and Balances
(Unaudited)
	Quarter Ended
	December 31, 2022			September 30, 2022			December 31, 2021
(Dollars in thousands)	Average Balance	Interest Income or Expense	Average Yields or Rates	Average Balance	Interest Income or Expense	Average Yields or Rates	Average Balance	Interest Income or Expense	Average Yields or Rates
INTEREST-EARNING ASSETS:
Loans held for sale	$110,850	$1,603	5.79%	$173,397	$2,205	5.09%	$366,043	$2,907	3.18%
Loans and leases (1)	25,855,556	320,747	4.92%	24,886,203	276,625	4.41%	22,098,818	218,594	3.94%
Taxable securities	3,042,044	18,290	2.40%	3,271,185	18,261	2.23%	3,681,650	16,668	1.81%
Non-taxable securities (2)	200,825	1,571	3.13%	212,847	1,651	3.10%	247,183	1,831	2.96%
Temporary investments and interest-bearing cash	1,095,854	10,319	3.74%	893,471	5,115	2.27%	3,190,380	1,229	0.15%
Total interest-earning assets	30,305,129	$352,530	4.62%	29,437,103	$303,857	4.10%	29,584,074	$241,229	3.25%
Other assets	1,332,361			1,231,074			1,302,304
Total assets	$31,637,490			$30,668,177			$30,886,378
INTEREST-BEARING LIABILITIES:
Interest-bearing demand deposits	$4,005,643	$5,372	0.53%	$3,829,688	$1,705	0.18%	$3,765,212	$524	0.06%
Money market deposits	7,651,974	17,473	0.91%	7,550,791	5,817	0.31%	7,717,844	1,448	0.07%
Savings deposits	2,345,564	226	0.04%	2,468,187	250	0.04%	2,342,865	206	0.03%
Time deposits	2,100,803	8,103	1.53%	1,501,724	1,318	0.35%	1,864,949	2,179	0.46%
Total interest-bearing deposits	16,103,984	31,174	0.77%	15,350,390	9,090	0.23%	15,690,870	4,357	0.11%
Repurchase agreements and federal funds purchased	354,624	323	0.36%	509,559	545	0.42%	484,891	48	0.04%
Borrowings	796,414	8,023	4.00%	90,475	798	3.50%	6,353	51	3.19%
Junior subordinated debentures	413,708	7,248	6.95%	409,151	5,491	5.33%	387,471	3,019	3.09%
Total interest-bearing liabilities	17,668,730	$46,768	1.05%	16,359,575	$15,924	0.39%	16,569,585	$7,475	0.18%
Non-interest-bearing deposits	10,870,842			11,250,764			11,219,766
Other liabilities	659,279			490,572			379,274
Total liabilities	29,198,851			28,100,911			28,168,625
Common equity	2,438,639			2,567,266			2,717,753
Total liabilities and shareholders' equity	$31,637,490			$30,668,177			$30,886,378
NET INTEREST INCOME		$305,762			$287,933			$233,754
NET INTEREST SPREAD			3.57%			3.71%			3.07%
NET INTEREST INCOME TO EARNING ASSETS OR NET INTEREST MARGIN (1), (2)			4.01%			3.88%			3.15%
(1)Non-accrual loans and leases are included in the average balance.
(2)Tax-exempt income has been adjusted to a tax equivalent basis at a 21% tax rate. The amount of such adjustment was an addition to recorded income of approximately $283,000 for the three months ended December 31, 2022 as compared to $329,000 for the three months ended September 30, 2022 and $375,000 for the three months ended December 31, 2021.

Umpqua Reports Fourth Quarter and Full-Year 2022 Results
January 23, 2023

Umpqua Holdings Corporation Average Rates and Balances
(Unaudited)
	Year Ended
	December 31, 2022			December 31, 2021
(Dollars in thousands)	Average Balance	Interest Income or Expense	Average Yields or Rates	Average Balance	Interest Income or Expense	Average Yields or Rates
INTEREST-EARNING ASSETS:
Loans held for sale	$208,141	$8,812	4.23%	$500,070	$15,149	3.03%
Loans and leases (1)	24,225,518	1,041,446	4.29%	21,925,108	875,366	3.99%
Taxable securities	3,343,721	72,702	2.17%	3,321,142	61,717	1.86%
Non-taxable securities (2)	216,943	6,669	3.07%	248,256	7,458	3.00%
Temporary investments and interest-bearing cash	1,561,808	19,706	1.26%	2,936,273	3,864	0.13%
Total interest-earning assets	29,556,131	$1,149,335	3.88%	28,930,849	$963,554	3.33%
Other assets	1,261,265			1,336,523
Total assets	$30,817,396			$30,267,372
INTEREST-BEARING LIABILITIES:
Interest-bearing demand deposits	$3,886,390	$8,185	0.21%	$3,462,035	$1,865	0.05%
Money market deposits	7,552,666	26,415	0.35%	7,624,707	5,964	0.08%
Savings deposits	2,411,448	880	0.04%	2,200,608	729	0.03%
Time deposits	1,743,988	12,715	0.73%	2,217,464	18,593	0.84%
Total interest-bearing deposits	15,594,492	48,195	0.31%	15,504,814	27,151	0.18%
Repurchase agreements and federal funds purchased	465,600	997	0.21%	454,994	280	0.06%
Borrowings	226,665	8,920	3.94%	195,985	2,838	1.45%
Junior subordinated debentures	399,568	19,889	4.98%	369,259	12,127	3.28%
Total interest-bearing liabilities	16,686,325	$78,001	0.47%	16,525,052	$42,396	0.26%
Non-interest-bearing deposits	11,053,921			10,669,531
Other liabilities	501,573			372,078
Total liabilities	28,241,819			27,566,661
Common equity	2,575,577			2,700,711
Total liabilities and shareholders' equity	$30,817,396			$30,267,372
NET INTEREST INCOME		$1,071,334			$921,158
NET INTEREST SPREAD			3.41%			3.07%
NET INTEREST INCOME TO EARNING ASSETS OR NET INTEREST MARGIN (1), (2)			3.62%			3.18%
(1)Non-accrual loans and leases are included in the average balance.
(2)Tax-exempt income has been adjusted to a tax equivalent basis at a 21% tax rate. The amount of such adjustment was an addition to recorded income of approximately $1.3 million for the twelve months ended December 31, 2022 as compared to $1.5 million for the same period in 2021.

Umpqua Reports Fourth Quarter and Full-Year 2022 Results
January 23, 2023

Umpqua Holdings Corporation Segments
(Unaudited)
Core Banking	Quarter Ended					% Change
(Dollars in thousands)	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Seq. Quarter	Year over Year
Net interest income	$305,030	$286,532	$247,009	$227,087	$231,250	6%	32%
Provision (recapture) for credit losses	32,948	27,572	18,692	4,804	(736)	19%	nm
Non-interest income
Gain on sale of debt securities, net	—	—	—	2	4	nm	(100)%
Gain (loss) on equity securities, net	284	(2,647)	(2,075)	(2,661)	(466)	nm	nm
(Loss) gain on swap derivatives, net	(2,329)	4,194	7,337	7,047	(303)	(156)%	nm
Change in fair value of certain loans held for investment	4,192	(26,397)	(15,210)	(21,049)	(2,672)	nm	nm
Non-interest income (excluding above items)	34,362	36,769	34,461	35,650	42,812	(7)%	(20)%
Total non-interest income	36,509	11,919	24,513	18,989	39,375	206%	(7)%
Non-interest expense
Merger related expenses	11,637	769	2,672	2,278	15,183	nm	(23)%
Exit and disposal costs	1,966	1,364	442	3,033	3,022	44%	(35)%
Non-interest expense (excluding above items)	167,267	154,320	148,946	148,423	150,587	8%	11%
Allocated expenses, net (1)	(1,905)	(39)	3,702	3,735	4,314	nm	(144)%
Total non-interest expense	178,965	156,414	155,762	157,469	173,106	14%	3%
Income before income taxes	129,626	114,465	97,068	83,803	98,255	13%	32%
Provision for income taxes	33,763	28,212	24,530	20,917	24,067	20%	40%
Net income	$95,863	$86,253	$72,538	$62,886	$74,188	11%	29%
Effective Tax Rate	26%	25%	25%	25%	24%
Efficiency Ratio	52%	52%	57%	64%	64%
Total assets	$31,577,603	$31,100,700	$29,721,590	$30,153,079	$30,155,058	2%	5%
Total loans and leases	$26,155,981	$25,507,951	$24,432,678	$22,975,761	$22,553,180	3%	16%
Total deposits	$26,937,431	$26,588,217	$25,925,294	$26,479,078	$26,370,568	1%	2%
Key Rates, end of period:
10 year CMT	3.88%	3.83%	2.98%	2.32%	1.52%	0.05	2.36
FHLMC 30 year fixed	6.42%	6.70%	5.70%	4.67%	3.11%	(0.28)	3.31
nm = not meaningful
(1) Represents the internal charges for centrally provided support services and other corporate overhead to the Mortgage Banking segment, partially offset by allocations from the Mortgage Banking segment to Core Banking for new portfolio loan originations and portfolio servicing costs.

Umpqua Reports Fourth Quarter and Full-Year 2022 Results
January 23, 2023

Umpqua Holdings Corporation Segments - Continued
(Unaudited)
Mortgage Banking	Quarter Ended					% Change
(Dollars in thousands)	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Seq. Quarter	Year over Year
Net interest income	$449	$1,072	$1,161	$1,676	$2,129	(58)%	(79)%
Provision for credit losses	—	—	—	—	—	nm	nm
Non-interest income
Residential mortgage banking revenue:
Origination and sale	4,252	10,515	15,101	16,844	23,624	(60)%	(82)%
Servicing	9,184	9,529	9,505	9,140	9,457	(4)%	(3)%
Change in fair value of MSR asset:
Changes due to collection/realization of expected cash flows over time	(4,986)	(4,978)	(4,961)	(5,347)	(5,311)	—%	(6)%
Changes due to valuation inputs or assumptions	(9,914)	16,403	10,899	40,149	15,415	(160)%	(164)%
MSR hedge loss	(348)	(14,128)	—	—	—	(98)%	nm
Non-interest income (excluding above items)	182	185	178	194	178	(2)%	2%
Total non-interest income	(1,630)	17,526	30,722	60,980	43,363	(109)%	(104)%
Non-interest expense
Non-interest expense	14,112	21,511	27,514	28,696	30,919	(34)%	(54)%
Allocated expenses, net (1)	1,905	39	(3,702)	(3,735)	(4,314)	nm	nm
Total non-interest expense	16,017	21,550	23,812	24,961	26,605	(26)%	(40)%
Income before income taxes	(17,198)	(2,952)	8,071	37,695	18,887	483%	(191)%
Provision for income taxes	(4,299)	(739)	2,018	9,424	4,721	482%	(191)%
Net income	$(12,899)	$(2,213)	$6,053	$28,271	$14,166	483%	(191)%
Effective Tax Rate	25%	25%	25%	25%	25%
Efficiency Ratio	nm	116%	75%	40%	58%
Total assets	$271,036	$371,260	$414,104	$484,047	$485,878	(27)%	(44)%
Loans held for sale	$71,647	$148,275	$228,889	$309,946	$353,105	(52)%	(80)%
Total deposits	$128,181	$228,890	$207,129	$220,509	$224,117	(44)%	(43)%
LHFS Production Statistics:
Closed loan volume for-sale	$216,833	$396,979	$576,532	$649,122	$871,268	(45)%	(75)%
Gain on sale margin	1.96%	2.65%	2.62%	2.59%	2.71%
Direct LHFS expense	$7,292	$10,465	$13,197	$14,296	$18,150	(30)%	(60)%
Direct LHFS expenses as % of volume	3.36%	2.64%	2.29%	2.20%	2.08%
MSR Statistics:
Residential mortgage loans serviced for others	$13,020,189	$12,997,911	$12,932,747	$12,810,574	$12,755,671	—%	2%
MSR, net	$185,017	$196,177	$179,558	$165,807	$123,615	(6)%	50%
MSR as % of serviced portfolio	1.42%	1.51%	1.39%	1.29%	0.97%	(0.09)	0.45
Key Rates, end of period:
10 year CMT	3.88%	3.83%	2.98%	2.32%	1.52%	0.05	2.36
FHLMC 30 year fixed	6.42%	6.70%	5.70%	4.67%	3.11%	(0.28)	3.31
nm = not meaningful
(1) Represents the internal charges for centrally provided support services and other corporate overhead to the Mortgage Banking segment, partially offset by allocations from the Mortgage Banking segment to Core Banking for new portfolio loan originations and portfolio servicing costs.

Umpqua Reports Fourth Quarter and Full-Year 2022 Results
January 23, 2023

Umpqua Holdings Corporation Segments
(Unaudited)
	Core Banking			Mortgage Banking
	Year Ended		% Change	Year Ended		% Change
(Dollars in thousands)	Dec 31, 2022	Dec 31, 2021	Year over Year	Dec 31, 2022	Dec 31, 2021	Year over Year
Net interest income	$1,065,658	$908,087	17%	$4,358	$11,560	(62)%
Provision (recapture) for credit losses	84,016	(42,651)	nm	—	—	nm
Non-interest income
Residential mortgage banking revenue:
Origination and sale	—	—	nm	46,712	157,789	(70)%
Servicing	—	—	nm	37,358	36,836	1%
Change in fair value of MSR asset:
Changes due to collection/realization of expected cash flows over time	—	—	nm	(20,272)	(18,903)	7%
Changes due to valuation inputs or assumptions	—	—	nm	57,537	11,089	419%
MSR hedge loss	—	—	nm	(14,476)	—	nm
Gain on sale of debt securities, net	2	8	(75)%	—	—	nm
Loss on equity securities, net	(7,099)	(1,511)	370%	—	—	nm
Gain on swap derivatives, net	16,249	8,395	94%	—	—	nm
Change in fair value of certain loans held for investment	(58,464)	3,032	nm	—	—	nm
Non-interest income (excluding above items)	141,242	158,725	(11)%	739	858	(14)%
Total non-interest income	91,930	168,649	(45)%	107,598	187,669	(43)%
Non-interest expense
Merger related expenses	17,356	15,183	14%	—	—	nm
Exit and disposal costs	6,805	12,763	(47)%	—	—	nm
Non-interest expense (excluding above items)	618,956	589,556	5%	91,833	142,954	(36)%
Allocated expenses, net (1)	5,493	8,174	(33)%	(5,493)	(8,174)	(33)%
Total non-interest expense	648,610	625,676	4%	86,340	134,780	(36)%
Income before income taxes	424,962	493,711	(14)%	25,616	64,449	(60)%
Provision for income taxes	107,422	121,748	(12)%	6,404	16,112	(60)%
Net income	$317,540	$371,963	(15)%	$19,212	$48,337	(60)%

Effective Tax Rate	25%	25%	—	25%	25%	—
Efficiency Ratio	56%	58%	(2.00)	77%	68%	9.00

LHFS Production Statistics:
Closed loan volume for-sale				$1,839,466	$4,747,104	(61)%
Gain on sale margin				2.54%	3.32%	(0.78)
Direct LHFS expense				$45,250	$94,718	(52)%
Direct LHFS expenses as % of volume				2.46%	2.00%	0.46
nm = not meaningful
(1) Represents the internal charge of centrally provided support services and other corporate overhead to the Mortgage Banking segment, partially offset by allocations from the Mortgage Banking segment to Core Banking for new portfolio loan originations and portfolio servicing costs.

Umpqua Reports Fourth Quarter and Full-Year 2022 Results
January 23, 2023

Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains certain non-GAAP financial measures. The company believes presenting certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends, and our financial position. We utilize these measures for internal planning and forecasting purposes. We, as well as securities analysts, investors, and other interested parties, also use these measures to compare peer company operating performance. We believe that our presentation and discussion, together with the accompanying reconciliations, provides a complete understanding of factors and trends affecting our business and allows investors to view performance in a manner similar to management. These non-GAAP measures should not be considered a substitution for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

Umpqua Holdings Corporation GAAP to Non-GAAP Reconciliation
(Unaudited)
		Quarter Ended					% Change
(Dollars in thousands, except per share data)		Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Seq. Quarter	Year over Year
Total shareholders' equity	a	$2,479,826	$2,417,514	$2,518,276	$2,607,598	$2,749,270	3%	(10)%
Less: Other intangible assets, net		4,745	5,764	6,789	7,815	8,840	(18)%	(46)%
Tangible common shareholders' equity	b	$2,475,081	$2,411,750	$2,511,487	$2,599,783	$2,740,430	3%	(10)%
Less: Accumulated other comprehensive income (AOCI)		$(426,864)	(449,560)	(308,147)	(183,756)	1,759	(5)%	nm
Tangible common shareholders' equity, ex AOCI	c	$2,901,945	$2,861,310	$2,819,634	$2,783,539	$2,738,671	1%	6%

Total assets	d	$31,848,639	$31,471,960	$30,135,694	$30,637,126	$30,640,936	1%	4%
Less: Other intangible assets, net		4,745	5,764	6,789	7,815	8,840	(18)%	(46)%
Tangible assets	e	$31,843,894	$31,466,196	$30,128,905	$30,629,311	$30,632,096	1%	4%
Common shares outstanding at period end	f	217,054	217,053	217,049	216,967	216,626	—%	—%

Total shareholders' equity to total assets ratio	a / d	7.79%	7.68%	8.36%	8.51%	8.97%	0.11	(1.18)
Tangible common equity ratio	b / e	7.77%	7.66%	8.34%	8.49%	8.95%	0.11	(1.18)
Tangible common equity ratio, ex AOCI	c / e	9.11%	9.09%	9.36%	9.09%	8.94%	0.02	0.17
Book value per common share	a / f	$11.42	$11.14	$11.60	$12.02	$12.69	3%	(10)%
Tangible book value per common share	b / f	$11.40	$11.11	$11.57	$11.98	$12.65	3%	(10)%
Tangible book value per common share, ex AOCI	c / f	$13.37	$13.18	$12.99	$12.83	$12.64	1%	6%
nm = not meaningful

Umpqua Reports Fourth Quarter and Full-Year 2022 Results
January 23, 2023

Umpqua Reports Fourth Quarter and Full-Year 2022 Results
January 23, 2023

Umpqua Holdings Corporation GAAP to Non-GAAP Reconciliation - Continued
(Unaudited)
Consolidated		Quarter Ended					% Change
(Dollars in thousands)		Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Seq. Quarter	Year over Year
Non-Interest Income Adjustments
Gain on sale of debt securities, net		$—	$—	$—	$2	$4	nm	(100)%
Gain (loss) on equity securities, net		284	(2,647)	(2,075)	(2,661)	(466)	nm	nm
(Loss) gain on swap derivatives		(2,329)	4,194	7,337	7,047	(303)	(156)%	nm
Change in fair value of certain loans held for investment		4,192	(26,397)	(15,210)	(21,049)	(2,672)	nm	nm
Change in fair value of MSR due to valuation inputs or assumptions		(9,914)	16,403	10,899	40,149	15,415	(160)%	(164)%
MSR hedge loss		(348)	(14,128)	—	—	—	(98)%	nm
Total non-interest income adjustments	a	$(8,115)	$(22,575)	$951	$23,488	$11,978	(64)%	(168)%

Non-Interest Expense Adjustments
Merger related expenses		$11,637	$769	$2,672	$2,278	$15,183	nm	(23)%
Exit and disposal costs		1,966	1,364	442	3,033	3,022	44%	(35)%
Total non-interest expense adjustments	b	$13,603	$2,133	$3,114	$5,311	$18,205	nm	(25)%

Net interest income (1)	c	$305,762	$287,933	$248,522	$229,117	$233,754	6%	31%

Non-interest income (GAAP)	d	$34,879	$29,445	$55,235	$79,969	$82,738	18%	(58)%
Less: Non-interest income adjustments	a	8,115	22,575	(951)	(23,488)	(11,978)	(64)%	nm
Operating non-interest income (non-GAAP)	e	$42,994	$52,020	$54,284	$56,481	$70,760	(17)%	(39)%

Revenue (GAAP) (1)	f=c+d	$340,641	$317,378	$303,757	$309,086	$316,492	7%	8%
Operating revenue (non-GAAP) (1)	g=c+e	$348,756	$339,953	$302,806	$285,598	$304,514	3%	15%

Non-interest expense (GAAP)	h	$194,982	$177,964	$179,574	$182,430	$199,711	10%	(2)%
Less: Non-interest expense adjustments	b	(13,603)	(2,133)	(3,114)	(5,311)	(18,205)	nm	(25)%
Operating non-interest expense (non-GAAP)	i	$181,379	$175,831	$176,460	$177,119	$181,506	3%	—%

Net income (GAAP)	j	$82,964	$84,040	$78,591	$91,157	$88,354	(1)%	(6)%
Provision for income taxes		29,464	27,473	26,548	30,341	28,788	7%	2%
Income before provision for income taxes		112,428	111,513	105,139	121,498	117,142	1%	(4)%
Provision (recapture) for credit losses		32,948	27,572	18,692	4,804	(736)	19%	nm
Pre-provision net revenue (PPNR) (non-GAAP)	k	145,376	139,085	123,831	126,302	116,406	5%	25%
Less: Non-interest income adjustments	a	8,115	22,575	(951)	(23,488)	(11,978)	(64)%	nm
Add: Non-interest expense adjustments	b	13,603	2,133	3,114	5,311	18,205	nm	(25)%
Operating PPNR (non-GAAP)	l	$167,094	$163,793	$125,994	$108,125	$122,633	2%	36%

Net income (GAAP)	j	$82,964	$84,040	$78,591	$91,157	$88,354	(1)%	(6)%
Less: Non-interest income adjustments	a	8,115	22,575	(951)	(23,488)	(11,978)	(64)%	nm
Add: Non-interest expense adjustments	b	13,603	2,133	3,114	5,311	18,205	nm	(25)%
Tax effect of adjustments		(5,459)	(6,116)	(480)	4,576	1,190	(11)%	nm
Operating net income (non-GAAP)	m	$99,223	$102,632	$80,274	$77,556	$95,771	(3)%	4%
nm = not meaningful

(1) Tax exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate.

Umpqua Reports Fourth Quarter and Full-Year 2022 Results
January 23, 2023

Umpqua Holdings Corporation GAAP to Non-GAAP Reconciliation - Continued
(Unaudited)
Consolidated		Quarter Ended					% Change
(Dollars in thousands, except per share data)		Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Seq. Quarter	Year over Year
Average assets	n	$31,637,490	$30,668,177	$30,356,903	$30,597,413	$30,886,378	3%	2%
Less: Average goodwill and other intangible assets, net		5,298	6,343	7,379	8,407	9,491	(16)%	(44)%
Average tangible assets	o	$31,632,192	$30,661,834	$30,349,524	$30,589,006	$30,876,887	3%	2%

Average common shareholders' equity	p	$2,438,639	$2,567,266	$2,584,836	$2,715,059	$2,717,753	(5)%	(10)%
Less: Average goodwill and other intangible assets, net		5,298	6,343	7,379	8,407	9,491	(16)%	(44)%
Average tangible common equity	q	$2,433,341	$2,560,923	$2,577,457	$2,706,652	$2,708,262	(5)%	(10)%

Weighted average basic shares outstanding	r	217,054	217,051	217,030	216,782	216,624	—%	—%
Weighted average diluted shares outstanding	s	217,566	217,386	217,279	217,392	217,356	—%	—%

Select Per-Share & Performance Metrics
Earnings-per-share - basic	j / r	$0.38	$0.39	$0.36	$0.42	$0.41	(3)%	(7)%
Earnings-per-share - diluted	j / s	$0.38	$0.39	$0.36	$0.42	$0.41	(3)%	(7)%
Efficiency ratio	h / f	57.24%	56.07%	59.12%	59.02%	63.10%	1.17	(5.86)
PPNR return on average assets	k / n	1.82%	1.80%	1.64%	1.67%	1.50%	0.02	0.32
Return on average assets	j / n	1.04%	1.09%	1.04%	1.21%	1.13%	(0.05)	(0.09)
Return on average tangible assets	j / o	1.04%	1.09%	1.04%	1.21%	1.14%	(0.05)	(0.10)
Return on average common equity	j / p	13.50%	12.99%	12.20%	13.62%	12.90%	0.51	0.60
Return on average tangible common equity	j / q	13.53%	13.02%	12.23%	13.66%	12.94%	0.51	0.59

Operating Per-Share & Performance Metrics
Operating earnings-per-share - basic	m / r	$0.46	$0.47	$0.37	$0.36	$0.44	(2)%	5%
Operating earnings-per-share - diluted	m / s	$0.46	$0.47	$0.37	$0.36	$0.44	(2)%	5%
Operating efficiency ratio	i / g	52.01%	51.72%	58.27%	62.02%	59.61%	0.29	(7.60)
Operating PPNR return on average assets	l / n	2.10%	2.12%	1.66%	1.43%	1.58%	(0.02)	0.52
Operating return on average assets	m / n	1.24%	1.33%	1.06%	1.03%	1.23%	(0.09)	0.01
Operating return on average tangible assets	m / o	1.24%	1.33%	1.06%	1.03%	1.23%	(0.09)	0.01
Operating return on average common equity	m / p	16.14%	15.86%	12.46%	11.58%	13.98%	0.28	2.16
Operating return on average tangible common equity	m / q	16.18%	15.90%	12.49%	11.62%	14.03%	0.28	2.15

Umpqua Reports Fourth Quarter and Full-Year 2022 Results
January 23, 2023

Umpqua Holdings Corporation GAAP to Non-GAAP Reconciliation - Continued
(Unaudited)
Core Banking		Quarter Ended					% Change
(Dollars in thousands)		Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Seq. Quarter	Year over Year
Non-Interest Income Adjustments
Gain on sale of debt securities, net		$—	$—	$—	$2	$4	nm	(100)%
Gain (loss) on equity securities, net		284	(2,647)	(2,075)	(2,661)	(466)	nm	nm
(Loss) gain on swap derivatives		(2,329)	4,194	7,337	7,047	(303)	(156)%	nm
Change in fair value of certain loans held for investment		4,192	(26,397)	(15,210)	(21,049)	(2,672)	nm	nm
Total non-interest income adjustments	a	$2,147	$(24,850)	$(9,948)	$(16,661)	$(3,437)	nm	nm

Non-Interest Expense Adjustments
Merger related expenses		$11,637	$769	$2,672	$2,278	$15,183	nm	(23)%
Exit and disposal costs		1,966	1,364	442	3,033	3,022	44%	(35)%
Total non-interest expense adjustments	b	$13,603	$2,133	$3,114	$5,311	$18,205	nm	(25)%

Net interest income (1)	c	$305,313	$286,861	$247,361	$227,441	$231,625	6%	32%

Non-interest income (GAAP)	d	$36,509	$11,919	$24,513	$18,989	$39,375	206%	(7)%
Less: Non-interest income adjustments	a	(2,147)	24,850	9,948	16,661	3,437	(109)%	(162)%
Operating non-interest income (non-GAAP)	e	$34,362	$36,769	$34,461	$35,650	$42,812	(7)%	(20)%

Revenue (GAAP) (1)	f=c+d	$341,822	$298,780	$271,874	$246,430	$271,000	14%	26%
Operating revenue (non-GAAP) (1)	g=c+e	$339,675	$323,630	$281,822	$263,091	$274,437	5%	24%

Non-interest expense (GAAP) (2)	h	$178,965	$156,414	$155,762	$157,469	$173,106	14%	3%
Less: Non-interest expense adjustments	b	(13,603)	(2,133)	(3,114)	(5,311)	(18,205)	nm	(25)%
Operating non-interest expense (non-GAAP)	i	$165,362	$154,281	$152,648	$152,158	$154,901	7%	7%

Net income (GAAP)	j	$95,863	$86,253	$72,538	$62,886	$74,188	11%	29%
Provision for income taxes		33,763	28,212	24,530	20,917	24,067	20%	40%
Income before provision for income taxes		129,626	114,465	97,068	83,803	98,255	13%	32%
Provision (recapture) for credit losses		32,948	27,572	18,692	4,804	(736)	19%	nm
Pre-provision net revenue (PPNR) (non-GAAP)	k	162,574	142,037	115,760	88,607	97,519	14%	67%
Less: Non-interest income adjustments	a	(2,147)	24,850	9,948	16,661	3,437	(109)%	(162)%
Add: Non-interest expense adjustments	b	13,603	2,133	3,114	5,311	18,205	nm	(25)%
Operating PPNR (non-GAAP)	l	$174,030	$169,020	$128,822	$110,579	$119,161	3%	46%

Net income (GAAP)	j	$95,863	$86,253	$72,538	$62,886	$74,188	11%	29%
Less: Non-interest income adjustments	a	(2,147)	24,850	9,948	16,661	3,437	(109)%	(162)%
Add: Non-interest expense adjustments	b	13,603	2,133	3,114	5,311	18,205	nm	(25)%
Tax effect of adjustments		(2,893)	(6,685)	(3,205)	(5,461)	(2,664)	(57)%	9%
Operating net income (non-GAAP)	m	$104,426	$106,551	$82,395	$79,397	$93,166	(2)%	12%

Efficiency ratio	h / f	52.36%	52.35%	57.29%	63.90%	63.88%	0.01	(11.52)
Operating efficiency ratio	i / g	48.68%	47.67%	54.16%	57.83%	56.44%	1.01	(7.76)
Core Banking net income / Consolidated net income		115.55%	102.63%	92.30%	68.99%	83.97%	12.92	31.58
Core Banking operating net income / Consolidated operating net income		105.24%	103.82%	102.64%	102.37%	97.28%	1.42	7.96
nm = not meaningful
(1) Tax exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate.
(2) Includes adjustments related to allocated expenses between the Core Banking and Mortgage Banking segments.

Umpqua Reports Fourth Quarter and Full-Year 2022 Results
January 23, 2023

Umpqua Holdings Corporation GAAP to Non-GAAP Reconciliation - Continued
(Unaudited)
Mortgage Banking		Quarter Ended					% Change
(Dollars in thousands)		Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Seq. Quarter	Year over Year
Non-Interest Income Adjustments
Change in fair value of MSR due to valuation inputs or assumptions		$(9,914)	$16,403	$10,899	$40,149	$15,415	(160)%	(164)%
MSR hedge loss		(348)	(14,128)	—	—	—	(98)%	nm
Total non-interest income adjustments	a	$(10,262)	$2,275	$10,899	$40,149	$15,415	nm	(167)%

Total non-interest expense adjustments	b	$—	$—	$—	$—	$—	nm	nm

Net interest income	c	$449	$1,072	$1,161	$1,676	$2,129	(58)%	(79)%

Non-interest income (GAAP)	d	$(1,630)	$17,526	$30,722	$60,980	$43,363	(109)%	(104)%
Less: Non-interest income adjustments	a	10,262	(2,275)	(10,899)	(40,149)	(15,415)	nm	nm
Operating non-interest income (non-GAAP)	e	$8,632	$15,251	$19,823	$20,831	$27,948	(43)%	(69)%

Revenue (GAAP)	f=c+d	$(1,181)	$18,598	$31,883	$62,656	$45,492	(106)%	(103)%
Operating revenue (non-GAAP)	g=c+e	$9,081	$16,323	$20,984	$22,507	$30,077	(44)%	(70)%

Non-interest expense (GAAP) (1)	h	$16,017	$21,550	$23,812	$24,961	$26,605	(26)%	(40)%
Less: Non-interest expense adjustments	b	—	—	—	—	—	nm	nm
Operating non-interest expense (non-GAAP)	i	$16,017	$21,550	$23,812	$24,961	$26,605	(26)%	(40)%

Net income (GAAP)	j	$(12,899)	$(2,213)	$6,053	$28,271	$14,166	483%	(191)%
Provision for income taxes		(4,299)	(739)	2,018	9,424	4,721	482%	(191)%
Income before provision for income taxes		(17,198)	(2,952)	8,071	37,695	18,887	483%	(191)%
Provision for credit losses		—	—	—	—	—	nm	nm
Pre-provision net revenue (PPNR) (non-GAAP)	k	(17,198)	(2,952)	8,071	37,695	18,887	483%	(191)%
Less: Non-interest income adjustments	a	10,262	(2,275)	(10,899)	(40,149)	(15,415)	nm	nm
Add: Non-interest expense adjustments	b	—	—	—	—	—	nm	nm
Operating PPNR (non-GAAP)	l	$(6,936)	$(5,227)	$(2,828)	$(2,454)	$3,472	33%	(300)%

Net income (GAAP)	j	$(12,899)	$(2,213)	$6,053	$28,271	$14,166	483%	(191)%
Less: Non-interest income adjustments	a	10,262	(2,275)	(10,899)	(40,149)	(15,415)	nm	nm
Add: Non-interest expense adjustments	b	—	—	—	—	—	nm	nm
Tax effect of adjustments		(2,566)	569	2,725	10,037	3,854	nm	(167)%
Operating net income (non-GAAP)	m	$(5,203)	$(3,919)	$(2,121)	$(1,841)	$2,605	33%	(300)%

Efficiency ratio	h / f	nm	115.87%	74.69%	39.84%	58.48%	nm	nm
Operating efficiency ratio	i / g	176.38%	132.02%	113.48%	110.90%	88.46%	34%	99%
Mortgage Banking net income / Consolidated net income		(15.55)%	(2.63)%	7.70%	31.01%	16.03%	(12.92)	(31.58)
Mortgage Banking operating net income / Consolidated operating net income		(5.24)%	(3.82)%	(2.64)%	(2.37)%	2.72%	(1.42)	(7.96)
nm = not meaningful
 (1) Includes adjustments related to allocated expenses between the Core Banking and Mortgage Banking segments.

Umpqua Reports Fourth Quarter and Full-Year 2022 Results
January 23, 2023

Umpqua Holdings Corporation GAAP to Non-GAAP Reconciliation - Continued
(Unaudited)
Consolidated		Year to Date		% Change
(Dollars in thousands)		Dec 31, 2022	Dec 31, 2021	Year over Year
Non-Interest Income Adjustments
Gain on sale of debt securities, net		$2	$8	(75)%
Loss on equity securities, net		(7,099)	(1,511)	370%
Gain on swap derivatives		16,249	8,395	94%
Change in fair value of certain loans held for investment		(58,464)	3,032	nm
Change in fair value of MSR due to valuation inputs or assumptions		57,537	11,089	419%
MSR hedge loss		(14,476)	—	nm
Total non-interest income adjustments	a	$(6,251)	$21,013	(130)%

Non-Interest Expense Adjustments
Merger related expenses		$17,356	$15,183	14%
Exit and disposal costs		6,805	12,763	(47)%
Total non-interest expense adjustments	b	$24,161	$27,946	(14)%

Net interest income (1)	c	$1,071,334	$921,158	16%

Non-interest income (GAAP)	d	$199,528	$356,318	(44)%
Less: Non-interest income adjustments	a	6,251	(21,013)	nm
Operating non-interest income (non-GAAP)	e	$205,779	$335,305	(39)%

Revenue (GAAP) (1)	f=c+d	$1,270,862	$1,277,476	(1)%
Operating revenue (non-GAAP) (1)	g=c+e	$1,277,113	$1,256,463	2%

Non-interest expense (GAAP)	h	$734,950	$760,456	(3)%
Less: Non-interest expense adjustments	b	(24,161)	(27,946)	(14)%
Operating non-interest expense (non-GAAP)	i	$710,789	$732,510	(3)%

Net income (GAAP)	j	$336,752	$420,300	(20)%
Provision for income taxes		113,826	137,860	(17)%
Income before provision for income taxes		450,578	558,160	(19)%
Provision (recapture) for credit losses		84,016	(42,651)	nm
Pre-provision net revenue (PPNR) (non-GAAP)	k	534,594	515,509	4%
Less: Non-interest income adjustments	a	6,251	(21,013)	nm
Add: Non-interest expense adjustments	b	24,161	27,946	(14)%
Operating PPNR (non-GAAP)	l	$565,006	$522,442	8%

Net income (GAAP)	j	$336,752	$420,300	(20)%
Less: Non-interest income adjustments	a	6,251	(21,013)	nm
Add: Non-interest expense adjustments	b	24,161	27,946	(14)%
Tax effect of adjustments		(7,479)	1,014	nm
Operating net income (non-GAAP)	m	$359,685	$428,247	(16)%
nm = not meaningful

Umpqua Reports Fourth Quarter and Full-Year 2022 Results
January 23, 2023

Umpqua Holdings Corporation GAAP to Non-GAAP Reconciliation - Continued
(Unaudited)
Consolidated		Year to Date		% Change
(Dollars in thousands)		Dec 31, 2022	Dec 31, 2021	Year over Year
Average assets	n	$30,817,396	$30,267,372	2%
Less: Average goodwill and other intangible assets, net		$6,847	$12,057	(43)%
Average tangible assets	o	$30,810,549	$30,255,315	2%

Average common shareholders' equity	p	$2,575,577	$2,700,711	(5)%
Less: Average goodwill and other intangible assets, net		$6,847	$12,057	(43)%
Average tangible common equity	q	$2,568,730	$2,688,654	(4)%

Weighted average basic shares outstanding	r	216,980	219,032	(1)%
Weighted average diluted shares outstanding	s	217,403	219,581	(1)%

Select Per-Share & Performance Metrics
Earnings-per-share - basic	j / r	$1.55	$1.92	(19)%
Earnings-per-share - diluted	j / s	$1.55	$1.91	(19)%
Efficiency ratio	h / f	57.83%	59.53%	(1.70)
PPNR return on average assets	k / n	1.73%	1.70%	0.03
Return on average assets	j / n	1.09%	1.39%	(0.30)
Return on average tangible assets	j / o	1.09%	1.39%	(0.30)
Return on average common equity	j / p	13.07%	15.56%	(2.49)
Return on average tangible common equity	j / q	13.11%	15.63%	(2.52)

Operating Per-Share & Performance Metrics
Operating earnings-per-share - basic	m / r	$1.66	$1.96	(15)%
Operating earnings-per-share - diluted	m / s	$1.65	$1.95	(15)%
Operating efficiency ratio	i / g	55.66%	58.30%	(2.64)
Operating PPNR return on average assets	l / n	1.83%	1.73%	0.10
Operating return on average assets	m / n	1.17%	1.41%	(0.24)
Operating return on average tangible assets	m / o	1.17%	1.42%	(0.25)
Operating return on average common equity	m / p	13.97%	15.86%	(1.89)
Operating return on average tangible common equity	m / q	14.00%	15.93%	(1.93)

(1) Tax exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate.

Umpqua Reports Fourth Quarter and Full-Year 2022 Results
January 23, 2023

Umpqua Holdings Corporation GAAP to Non-GAAP Reconciliation - Continued
(Unaudited)

Core Banking		Year to Date		% Change
(Dollars in thousands)		Dec 31, 2022	Dec 31, 2021	Year over Year
Non-Interest Income Adjustments
Gain on sale of debt securities, net		$2	$8	(75)%
Loss on equity securities, net		(7,099)	(1,511)	370%
Gain on swap derivatives		16,249	8,395	94%
Change in fair value of certain loans held for investment		(58,464)	3,032	nm
Total non-interest income adjustments	a	$(49,312)	$9,924	nm

Non-Interest Expense Adjustments
Merger related expenses		$17,356	$15,183	14%
Exit and disposal costs		6,805	12,763	(47)%
Total non-interest expense adjustments	b	$24,161	$27,946	(14)%

Net interest income (1)	c	$1,066,976	$909,598	17%

Non-interest income (GAAP)	d	$91,930	$168,649	(45)%
Less: Non-interest income adjustments	a	49,312	(9,924)	nm
Operating non-interest income (non-GAAP)	e	$141,242	$158,725	(11)%

Revenue (GAAP) (1)	f=c+d	$1,158,906	$1,078,247	7%
Operating revenue (non-GAAP) (1)	g=c+e	$1,208,218	$1,068,323	13%

Non-interest expense (GAAP) (2)	h	$648,610	$625,676	4%
Less: Non-interest expense adjustments	b	(24,161)	(27,946)	(14)%
Operating non-interest expense (non-GAAP)	i	$624,449	$597,730	4%

Net income (GAAP)	j	$317,540	$371,963	(15)%
Provision for income taxes		107,422	121,748	(12)%
Income before provision for income taxes		424,962	493,711	(14)%
Provision (recapture) for credit losses		84,016	(42,651)	nm
Pre-provision net revenue (PPNR) (non-GAAP)	k	508,978	451,060	13%
Less: Non-interest income adjustments	a	49,312	(9,924)	nm
Add: Non-interest expense adjustments	b	24,161	27,946	(14)%
Operating PPNR (non-GAAP)	l	$582,451	$469,082	24%

Net income (GAAP)	j	$317,540	$371,963	(15)%
Less: Non-interest income adjustments	a	49,312	(9,924)	nm
Add: Non-interest expense adjustments	b	24,161	27,946	(14)%
Tax effect of adjustments		(18,244)	(1,758)	nm
Operating net income (non-GAAP)	m	$372,769	$388,227	(4)%

Efficiency ratio	h / f	55.97%	58.03%	(2.06)
Operating efficiency ratio	i / g	51.68%	55.95%	(4.27)
Core Banking net income / Consolidated net income		94.29%	88.50%	5.79
Core Banking operating net income / Consolidated operating net income		103.64%	90.65%	12.99
nm = not meaningful

Umpqua Holdings Corporation GAAP to Non-GAAP Reconciliation - Continued
(Unaudited)
Mortgage Banking		Year to Date		% Change
(Dollars in thousands)		Dec 31, 2022	Dec 31, 2021	Year over Year
Non-Interest Income Adjustments
Change in fair value of MSR due to valuation inputs or assumptions		$57,537	$11,089	419%
MSR hedge loss		(14,476)	—	nm
Total non-interest income adjustments	a	$43,061	$11,089	288%

Total non-interest expense adjustments	b	$—	$—	nm

Net interest income	c	$4,358	$11,560	(62)%

Non-interest income (GAAP)	d	$107,598	$187,669	(43)%
Less: Non-interest income adjustments	a	(43,061)	(11,089)	288%
Operating non-interest income (non-GAAP)	e	$64,537	$176,580	(63)%

Revenue (GAAP)	f=c+d	$111,956	$199,229	(44)%
Operating revenue (non-GAAP)	g=c+e	$68,895	$188,140	(63)%

Non-interest expense (GAAP) (1)	h	$86,340	$134,780	(36)%
Less: Non-interest expense adjustments	b	—	—	nm
Operating non-interest expense (non-GAAP)	i	$86,340	$134,780	(36)%

Net income (GAAP)	j	$19,212	$48,337	(60)%
Provision for income taxes		6,404	16,112	(60)%
Income before provision for income taxes		25,616	64,449	(60)%
Provision for credit losses		—	—	nm
Pre-provision net revenue (PPNR) (non-GAAP)	k	25,616	64,449	(60)%
Less: Non-interest income adjustments	a	(43,061)	(11,089)	288%
Add: Non-interest expense adjustments	b	—	—	nm
Operating PPNR (non-GAAP)	l	$(17,445)	$53,360	(133)%

Net income (GAAP)	j	$19,212	$48,337	(60)%
Less: Non-interest income adjustments	a	(43,061)	(11,089)	288%
Add: Non-interest expense adjustments	b	—	—	nm
Tax effect of adjustments		10,765	2,772	288%
Operating net income (non-GAAP)	m	$(13,084)	$40,020	(133)%

Efficiency ratio	h / f	77.12%	67.65%	9.47
Operating efficiency ratio	i / g	125.32%	71.64%	53.68
Mortgage Banking net income / Consolidated net income		5.71%	11.50%	(5.79)
Mortgage Banking operating net income / Consolidated operating net income		(3.64)%	9.35%	(12.99)
nm = not meaningful

##